Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The financial statements of Art's-Way Manufacturing Co., Inc. and Subsidiaries as of November 30, 2019 and 2018 and for the years then ended, incorporated by reference in this Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (“the Registration Statement”), have been audited by Eide Bailly LLP, independent auditors, as stated in our report appearing herein.

We consent to the incorporation by reference in this Registration Statement of our report, dated February 6, 2020, on our audit of the financial statements of Art's-Way Manufacturing Co., Inc. and Subsidiaries.

/s/ Eide Bailly LLP Minneapolis, Minnesota May 18, 2020